Exhibit 10.2

SUBORDINATION AND INTERCREDITOR AGREEMENT

This SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is made as of August 21, 2012 and effective as of May 9, 2012, by and between HALLWOOD FAMILY (BVI), L.P., a British Virgin Islands limited partnership (“Creditor”), and BRANCH BANKING AND TRUST COMPANY (together with its successors and assigns, “Bank”).

Recitals

A. BROOKWOOD COMPANIES INCORPORATED, a Delaware corporation (“Brookwood”), KENYON INDUSTRIES, INC., a Delaware corporation (“Kenyon”), BROOKWOOD LAMINATING, INC., a Delaware corporation (“Laminating”), ASHFORD BROMLEY, INC., a Delaware corporation (“Ashford”), and STRATEGIC TECHNICAL ALLIANCE, LLC, a Delaware limited liability company (“STA,” together with Brookwood, Kenyon, Laminating, and Ashford, each individually, a “Borrower” and collectively, the “Borrowers”) have requested and/or obtained certain loans or other credit accommodations from Bank pursuant to that certain Loan Agreement dated March 30, 2012 by and among Bank and Borrowers (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”).

B. Pursuant to the Loan Agreement, THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (“Hallwood Group”), entered into that certain Pledge and Security Agreement dated as of March 30, 2012 in favor of Bank (as amended, restated, supplemented, or otherwise modified from time to time, the “Bank Pledge Agreement”) pursuant to which Hallwood Group granted a first priority lien and security interest in the Pledged Collateral (as defined in the Bank Pledge Agreement, referred to herein as the “Collateral”) to Bank to secure the indebtedness arising under the Loan Agreement.

C. Subsequent to the date of the Loan Agreement, Hallwood Group (i) issued that certain Promissory Note dated as of May 9, 2012 in the original principal amount of $10,000,000 to Creditor (as amended, restated, supplemented, or otherwise modified from time to time, the “Hallwood Note”) evidencing a loan from Creditor to Hallwood Group (the “Hallwood Loan”), and (ii) in relation to the Hallwood Note and to secure the Hallwood Loan, entered into that certain Pledge and Security Agreement dated as of May 9, 2012 in favor of Creditor (as amended, restated, supplemented, or otherwise modified from time to time, the “Hallwood Family Pledge Agreement”) and that certain Security Agreement dated as of May 9, 2012 in favor of Creditor (as amended, restated, supplemented, or otherwise modified from time to time, the “Hallwood Family Security Agreement”) pursuant to which Hallwood Group granted a junior lien and security interest in certain of its assets to the Creditor, including the Collateral.

D. In order to induce Bank to continue to extend credit to Borrowers, Bank has required that Creditor enter into this Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Definitions. As used in this Agreement, the following words and terms shall have the meaning set forth below and, unless defined herein, shall have the meaning set forth in the Uniform Commercial Code, as amended from time to time.

“Bank Indebtedness” means all of the following: (a) the aggregate principal indebtedness advanced from time to time under the Loan Agreement and the other Bank Loan Documents; (b) all interest accrued and accruing on the aggregate principal outstanding under the Bank Loan Documents from time to time (including, without limitation, any interest accruing after a Proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); (c) all other fees or monetary obligations owed under the Bank Loan Documents (including, without limitation, any fees incurred or accruing after a Proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition fees is allowed in such proceeding); and (d) all costs incurred by the Bank under the Bank Loan Documents in commencing or pursuing any enforcement action(s) with respect to the amounts described in clauses (a) through (c), including attorneys’ fees and disbursements (including, without limitation, any costs incurred or accruing after any Proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition costs is allowed in such proceeding). “Bank Indebtedness” shall also include all amendments, modifications and refinancings of any of the foregoing with the same or another lender.

“Bank Loan Documents” shall mean the “Loan Documents” as defined in the Loan Agreement.

“Creditor Documents” shall mean the Hallwood Note, the Hallwod Family Pledge Agreement, the Hallwood Family Security Agreement, and all other documents and instruments evidencing, securing or pertaining to any portion of the Hallwood Loan, in each case, as amended, supplemented, restated, modified, renewed, extended or replaced from time to time.

“Proceeding” shall mean the filing of any petition or the institution of any proceeding by or against any Borrower under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors’ rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for any Borrower or any of its assets.

2. Subordination. Creditor subordinates to Bank any security interest or lien that such Creditor may have in the Collateral, whether presently existing or arising in the future. Notwithstanding (a) the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank or (b) any provision of the Uniform Commercial Code or any other applicable law to the contrary, the security interest of Bank in the Collateral, shall at all times be prior to the security interest, if any, of Creditor in the Collateral.

3. Forbearance by Creditor. Until all Bank Indebtedness has been fully paid and satisfied, any commitments to lend under the Loan Agreement have terminated, and any letters of credit under the Loan Agreement have expired or otherwise been terminated, Creditor shall take no action, without the prior written consent of Bank, to enforce its security interest in the Collateral, including but not limited to, attempting to collect or realize upon the Collateral or foreclosing any security interest in the Collateral. In the event that Creditor obtains possession of any proceeds of the Collateral, said proceeds shall be held in trust by Creditor as the property of Bank and Creditor shall promptly deliver same to Bank in precisely the form received.

4. Enforcement of Bank’s Security Interest. Bank may at any time exercise all rights and remedies as are granted to it by law and/or in the Bank Loan Documents with respect to the Collateral, without the consent of Creditor. In this regard, Bank shall account to Creditor for any surplus received from a liquidation or disposition of the Collateral in excess of the Bank Indebtedness. In liquidating or disposing of the Collateral, Bank need only use its reasonable best judgment with respect thereto and shall not be liable to Creditor for any act or omission with respect to the liquidation of the Collateral or the fact that the proceeds realized from a liquidation of the Collateral could, under any circumstances, have been greater, excluding any liability arising out of a sale which is not commercially reasonable.

5. Survival of Agreement in the Event of Insolvency. In the event of Hallwood Group’s insolvency, reorganization or any case or Proceeding, these provisions shall remain in full force and effect, and Bank’s claims against Hallwood Group and the estate of each Borrower and Hallwood Group shall be paid in full before any payment is made to Creditor.

6. Provisions Applicable After Proceeding.

(a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Proceeding.

(b) Creditor agrees not to initiate or prosecute, and not to encourage any other person to initiate or prosecute, any claim, action or other proceeding: (i) challenging the enforceability of the Bank’s claim in any Proceeding; (ii) challenging the enforceability of any liens or security interests in assets securing the Bank Indebtedness; (iii) asserting any claims that Borrowers may hold with respect to Bank; (iv) challenging any valuation of the collateral securing the Bank Indebtedness submitted by or on behalf of Bank; or (v) objecting to any motion by Bank for relief from the automatic stay in order for Bank to exercise its rights under the Bank Loan Documents, any motion by Bank for adequate protection, any motion by Bank to dismiss any Proceeding, any motion by Bank to appoint a bankruptcy trustee or examiner, any 363 Sale of Collateral approved by Bank, or any motion by Bank to convert any Proceeding to any other Chapter of the Bankruptcy Code.

(c) If Hallwood Group becomes the subject of a Proceeding, then Bank, on behalf of Creditor, shall have the right and is hereby empowered to vote the full amount of the Hallwood Loan at such proceeding and at any meeting of creditors of such Borrower whether or not such meeting is held in a Proceeding. Bank and any officer or employee designated by Bank for such purpose is hereby constituted and appointed attorney-in-fact for Creditor with full power (which power, being coupled with an interest, shall be irrevocable until the Bank Indebtedness is paid in full in cash) to vote the Hallwood Loan in any of the foregoing proceedings and at any meeting of creditors of any Borrower and to file any claim, proof of debt or proof of claim in any such proceeding, and to compromise, settle and to give releases for any of the Hallwood Loan, and to endorse Creditor’s name upon any instruments given as a payment on or distribution in connection with the Hallwood Loan.

7. Control and Turnover of Collateral. Creditor hereby appoints Bank as its agent and bailee solely for the purposes of perfecting Creditor’s liens on any of the Collateral that is in the possession or under the control of Bank, and Bank hereby accepts such appointment and hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Creditor as a secured party; provided, that Bank shall not have any duty or liability to Creditor to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, Creditor hereby waives and releases Bank from all claims and liabilities arising pursuant to Bank’s role as bailee with respect to the Collateral, so long as Bank shall use the same degree of care with respect thereto as Bank uses for similar property pledged to Bank as collateral for indebtedness of others to Bank. Reasonably promptly after all Bank Indebtedness has been fully paid and satisfied, any commitments to lend under the Loan Agreement have terminated, and any letters of credit under the Loan Agreement have expired or otherwise been terminated, Bank shall, without recourse, deliver or assign control of the remainder of the Collateral, if any, in its possession or under its control to Creditor unless the Hallwood Loan shall have been paid in full or except as may otherwise be required by applicable law or court order.

8. Amendment of Creditor Documents; Notice of Default. No amendment of the documents evidencing or relating to the Hallwood Loan or the Creditor Documents shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the security interest or lien that Creditor may have in the Collateral. Creditor shall provide Bank notice of any default under any Creditor Document simultaneously with the delivery of notice of such default to Hallwood Group.

9. Effectiveness of Agreement; Payments. This Agreement shall remain effective until all Bank Indebtedness has been fully paid and satisfied, any commitments to lend under the Loan Agreement have terminated, and any letters of credit under the Loan Agreement have expired or otherwise been terminated. Creditor agrees that Bank may modify, extend, or amend the Bank Loan Documents now or hereafter executed between Borrowers and Bank, including, without limitation, increase from time to time the maximum principal amount of the credit facility evidenced by the Bank Loan Documents, release its security interest in any of the Collateral or extend the time for the payment of any Bank Indebtedness without effecting or impairing the rights of Bank under this Agreement. If, at any time after payment in full of the Bank Indebtedness any payments of the Bank Indebtedness must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of any Borrower), then this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Creditor Documents to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Bank Indebtedness as Bank, in its sole discretion, may deem appropriate, including, without limitation, compromising or otherwise amending the terms of any documents affecting the Bank Indebtedness and any collateral securing the Bank Indebtedness, and enforcing or failing to enforce any rights against Hallwood Group, Borrowers or any other person. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder.

10. Successors and Assigns. Creditor shall not assign any rights or obligations under this Agreement without the prior written consent of Bank. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Hallwood Group, Borrowers or any other party.

11. Counterpart Execution. This Agreement may be executed in two or more counterparts (including by facsimile, pdf, or other electronic transmission), each of which shall be deemed an original and all of which together shall constitute one instrument.

12. Governing Law. This Agreement shall be governed by the internal laws of the State of Texas. Creditor hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the District Court in Dallas County, Texas, or the United States District Court for the Northern District of Texas or in such other appropriate court and venue as Bank may choose in its sole discretion. Bank and Creditor each consent to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Bank or Creditor may now or hereafter have in any such legal action or proceedings.

13. WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, EACH OF THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE CREDITOR AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT. FURTHER, EACH PARTY HERETO HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON PARTY WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE, AGENT, OR COUNSEL OF ANY PARTY HERETO HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

14. Entire Agreement; Amendments. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank, Hallwood Group, or Borrowers in entering into this Agreement and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Hallwood Group and Borrowers. This Agreement may be amended only by written instrument signed by Creditor and Bank.

15. Costs of Enforcement. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

16. Authorization. Creditor represents and warrants to Bank that the terms and conditions of this Agreement have been authorized by all necessary action on the part of Creditor, and that the individual signing on behalf of Creditor has all necessary approval and authority to do so.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CREDITOR:

HALLWOOD FAMILY (BVI), L.P., a British Virgin Islands limited partnership

By:	Hallwood G.P. (BVI) Limited, General Partner

By:
Name:
Title:

BANK:

BRANCH BANKING AND TRUST COMPANY

By:
Name:
Title:

The undersigned approves of the terms of this Agreement.

HALLWOOD GROUP:

THE HALLWOOD GROUP INCORPORATED, a Delaware corporation

By:
Name:
Title: